EX-23(c)

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references to our firm, included in or made part of this Form N-1A registration statement for The Noah Investment Group, Inc. and the series The Noah Fund.


                                        /s/ Sanville & Company
December 31, 1997                       Sanville & Company